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                                                                     EXHIBIT 15



                         BDO INTERNATIONAL LETTERHEAD


Tim Cook                                               28 July 1999
Suisse Capital Complex
8888 Keystone Crossing Plaza                           Our ref: 161/1LN/LVW12287
Indianapolis
Indiana                                                Extension: 2497
46240-4609
USA



Dear Sir:

BIOFARM INC

We have previously issued our report, accompanying the financial statement incorporated herein by reference of the Registrant and its previously filed 10-KSB Annual Report. Our report covered the financial position of Biofarm Inc and subsidiaries as of 31 October 1998 and the results of its operations and its cash flows ended 31 October 1998 in conformity with the United States generally accepted accounting principals.

We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission by the Registrant.

Yours Faithfully


/s/ BDO International
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BDO International